Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	D8 Sponsor LLC

Address of Joint Filer:	c/o D8 Holdings Corp.
Unit 1008, 10/F Champion Tower, 3 Garden Road
Central, Hong Kong 00000

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	D8 Holdings Corp. [DEH]

Date of Event Requiring Statement:
(Month/Day/Year):	07/14/2020

Name of Joint Filer:	Chu David

Address of Joint Filer:	c/o D8 Holdings Corp.
Unit 1008, 10/F Champion Tower, 3 Garden Road
Central, Hong Kong 00000

Relationship of Joint Filer to Issuer:	10% Owner, Officer, Director

Issuer Name and Ticker or Trading Symbol:	D8 Holdings Corp. [DEH]

Date of Event Requiring Statement:
(Month/Day/Year):	07/14/2020

Name of Joint Filer:	Tang Donald F

Address of Joint Filer:	c/o D8 Holdings Corp.
Unit 1008, 10/F Champion Tower, 3 Garden Road
Central, Hong Kong 00000

Relationship of Joint Filer to Issuer:	10% Owner, Officer, Director

Issuer Name and Ticker or Trading Symbol:	D8 Holdings Corp. [DEH]

Date of Event Requiring Statement:
(Month/Day/Year):	07/14/2020